Exhibit 4.9.3.3

EXECUTION COPY

AMENDMENT NO. 3 (this “Amendment”), dated as of September 18, 2009, between HERTZ VEHICLE FINANCING LLC (“HVF”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (as successor to BNY MIDWEST TRUST COMPANY, an Illinois trust company), as trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the “Trustee”) to the Amended and Restated Series 2005-2 Supplement dated as of August 1, 2006 (as amended, modified, restated or supplemented from time to time, the “Series 2005-2 Supplement”), between HVF and the Trustee to the Second Amended and Restated Base Indenture, dated as of August 1, 2006, between HVF and the Trustee (as amended, modified, restated or supplemented from time to time, exclusive of Series Supplements, the “Base Indenture”).

WITNESSETH:

WHEREAS, HVF and the Trustee desire to amend the Series 2005-2 Supplement as herein set forth;

WHEREAS, Section 6.12 of the Series 2005-2 Supplement permits the Series 2005-2 Supplement to be amended in accordance with the terms of the Base Indenture;

WHEREAS, with the satisfaction of the Rating Agency Condition with respect to each Series of Notes Outstanding, the delivery of an Opinion of Counsel and the consent of the Required Noteholders or the consent of each affected Noteholder, as applicable, Sections 12.2 and 12.3 of the Base Indenture permit HVF and the Trustee to enter into certain amendments to the Series 2005-2 Supplement;

WHEREAS, pursuant to Section 6.6 of the Series 2005-2 Supplement Ambac Assurance Corporation (“Ambac”) is deemed to be the holder of 100% of the Class A Notes for purposes of consenting to an amendment of the Series 2005-2 Supplement, waiving any provision of the Base Indenture and giving consent pursuant to the Base Indenture; and

WHEREAS, Section 2.03 of the Insurance Agreement requires HVF to obtain the consent of Ambac in connection with any amendment to any provision of the Series 2005-2 Supplement;

NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

AGREEMENTS

1.  Defined Terms.  Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Base Indenture or, if not defined therein, in the Series 2005-2 Supplement.

2.  Amendments to Definitions.

(i) The following shall be added to the definition of “Class A-1 Outstanding Principal Amount” immediately after the phrase “on or prior to such date”:

“minus (c) the amount of any Class A-1 Notes that have been delivered to the Trustee for cancellation pursuant to Section 2.14 of the Base Indenture or otherwise redeemed or retired on or prior to such date”.

(ii) The following shall be added to the definition of “Class A-2 Outstanding Principal Amount” immediately after the phrase “on or prior to such date”:

“minus (c) the amount of any Class A-2 Notes that have been delivered to the Trustee for cancellation pursuant to Section 2.14 of the Base Indenture or otherwise redeemed or retired on or prior to such date”.

(iii) The following shall be added to the definition of “Class A-3 Outstanding Principal Amount” immediately after the phrase “on or prior to such date”:

“minus (c) the amount of any Class A-3 Notes that have been delivered to the Trustee for cancellation pursuant to Section 2.14 of the Base Indenture or otherwise redeemed or retired on or prior to such date”.

(iv) The following shall be added to the definition of “Class A-4 Outstanding Principal Amount” immediately after the phrase “on or prior to such date”:

“minus (c) the amount of any Class A-4 Notes that have been delivered to the Trustee for cancellation pursuant to Section 2.14 of the Base Indenture or otherwise redeemed or retired on or prior to such date”.

(v) The following shall be added to the definition of “Class A-5 Outstanding Principal Amount” immediately after the phrase “on or prior to such date”:

“minus (c) the amount of any Class A-5 Notes that have been delivered to the Trustee for cancellation pursuant to Section 2.14 of the Base Indenture or otherwise redeemed or retired on or prior to such date”.

(vi) The following shall be added to the definition of “Class A-6 Outstanding Principal Amount” immediately after the phrase “on or prior to such date”:

“minus (c) the amount of any Class A-6 Notes that have been delivered to the Trustee for cancellation pursuant to Section 2.14 of the Base Indenture or otherwise redeemed or retired on or prior to such date”.

(vii) The following shall be added to the definition of “Required Noteholders” immediately after the phrase “held by HVF or any Affiliate of HVF”:

“(other than an Affiliate Issuer)”.

(viii) The following definitions shall be added to Section 1(b) and shall be inserted where alphabetically appropriate:

“‘Aggregate Kia/Hyundai Amount’ means, as of any date of determination, the sum of the Kia Amount and the Hyundai Amount, in each case, as of such date.”

“‘Aggregate Kia/Subaru/Hyundai Amount’ means, as of any date of determination, the sum of the Kia Amount, the Subaru Amount and the Hyundai Amount, in each case, as of such date.”

“‘Chrysler Amount’ means, as of any date of determination, an amount equal to the sum of the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case, with respect to Chrysler as of such date.”

“‘Ford Amount’ means, as of any date of determination, an amount equal to the sum of the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case, with respect to Ford as of such date.”

“‘Eligible Manufacturer’ means (a) Ford, GM, Chrysler, Toyota, Honda, Mazda, Nissan, Volvo, Jaguar, Audi, Volkswagen, Land Rover, Hyundai, Kia, Lexus, Mercedes, Suzuki, BMW, Mitsubishi and Subaru and each other Manufacturer that becomes an Eligible Program Manufacturer and (b) any other Manufacturer with respect to which the Rating Agency Condition with respect to the Series 2005-2 Rating Agency Condition shall have been satisfied; provided, that (i) for purposes of this definition, any Vehicles manufactured by Old GM that were leased to Hertz as of the Restatement Effective Date with respect to which GM has assumed or otherwise become obligated in respect of all of Old GM’s obligations (other than any immaterial obligations and any obligations in respect of Old GM’s Manufacturer Program) shall be deemed to have been manufactured by GM and (ii) for purposes of this definition, any Vehicles manufactured by Old Chrysler that were leased to Hertz as of the Restatement Effective Date with respect to which Chrysler has assumed or otherwise become obligated in respect of all of Old Chrysler’s obligations (other than any immaterial obligations and any obligations in respect of Old Chrysler’s Manufacturer Program) shall be deemed to have been manufactured by Chrysler.”

“Eligible Program Manufacturer’ means (a) Ford, GM, Toyota, Honda, Mazda, Nissan, Volvo, Jaguar, Audi, Volkswagen, Land Rover, Hyundai, Kia, Lexus, Mercedes and BMW, or (b) a Manufacturer (i) who, at the time that such Manufacturer is proposed for consideration as an Eligible Program Manufacturer, has a long term unsecured debt rating of at least “BBB-” from S&P, at least “Baa3” from Moody’s and, unless otherwise agreed to by Fitch, at least “BBB-” from Fitch, provided, that if a Manufacturer proposed for consideration under the preceding clause (b) does not have a rating from S&P or Moody’s, then the rating of the entity specified by the Rating Agencies shall apply, or (ii) with respect to which the Series 2005-2 Rating Agency Condition shall have been satisfied; provided, however, that for so long as a Manufacturer Event of Default is occurring with respect to any such Manufacturer, such Manufacturer shall not qualify as an Eligible Program Manufacturer; provided, further, that, for purposes of this definition, any Vehicles manufactured by Old GM that were leased to Hertz as of the Restatement Effective Date with respect to which GM has assumed or otherwise become obligated in respect of all obligations of Old GM (other than immaterial obligations but including, for the avoidance of doubt, Old GM’s obligations under its Manufacturer Program) shall be deemed to have been manufactured by GM.”

“‘GM Amount’ means, as of any date of determination, an amount equal to the sum of the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case, with respect to GM as of such date.”

“‘Honda Amount’ means, as of any date of determination, an amount equal to the sum of the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case, with respect to Honda as of such date.”

“‘Nissan Amount’ means, as of any date of determination, an amount equal to the sum of the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case, with respect to Nissan as of such date.”

“‘Series 2005-2 Maximum Aggregate Kia/Hyundai Amount’ means, as of any day, an amount equal to 25% of the Adjusted Aggregate Asset Amount on such day.”

“‘Series 2005-2 Maximum Aggregate Kia/Subaru/Hyundai Amount’ means, as of any day, an amount equal to 35% of the Adjusted Aggregate Asset Amount on such day.”

“‘Series 2005-2 Maximum Chrysler Amount’ means, as of any day, an amount equal to 25% of the Adjusted Aggregate Asset Amount on such day.”

“‘Series 2005-2 Maximum Ford Amount’ means, as of any day, an amount equal to 70% of the Adjusted Aggregate Asset Amount on such day.”

“‘Series 2005-2 Maximum GM Amount’ means, as of any day, an amount equal to 70% of the Adjusted Aggregate Asset Amount on such day.”

“‘Series 2005-2 Maximum Honda Amount’ means, as of any day, an amount equal to 70% of the Adjusted Aggregate Asset Amount on such day.”

“‘Series 2005-2 Maximum Nissan Amount’ means, as of any day, an amount equal to 20% of the Adjusted Aggregate Asset Amount.”

“‘Series 2005-2 Maximum Suzuki Amount’ means, as of any day, an amount equal to 5% of the Adjusted Aggregate Asset Amount on such day.”

“‘Series 2005-2 Maximum Toyota Amount’ means, as of any day, an amount equal to 70% of the Adjusted Aggregate Asset Amount on such day.”

“‘Series 2005-2 Maximum Volkswagen Amount’ means, as of any day, an amount equal to 10% of the Adjusted Aggregate Asset Amount on such day.”

“‘Suzuki Amount’ means, as of any date of determination, an amount equal to the sum of the Manufacturer Non-Eligible Vehicle Amount and Manufacturer Eligible Program Vehicle Amount, in each case, with respect to Suzuki as of such date.”

“‘Toyota Amount’ means, as of any date of determination, an amount equal to the sum of the Manufacturer Non-Eligible Vehicle Amount and Manufacturer Eligible Program Vehicle Amount, in each case, with respect to Toyota as of such date.”

“‘Volkswagen Amount’ means, as of any date of determination, an amount equal to the sum of the Manufacturer Non-Eligible Vehicle Amount and the Manufacturer Eligible Program Vehicle Amount, in each case, with respect to Volkswagen as of such date.”

(ix) The definition of “Class A Required Enhancement Incremental Amount” shall be deleted in its entirety and replaced with the following:

“‘Class A Required Enhancement Incremental Amount’ means

(i)            as of the Series 2005-2 Closing Date, $0; and

(ii)           as of any date thereafter, the product of (A) the Class A Required Asset Amount Percentage as of the immediately preceding Business Day and (B) the sum of (1) the excess, if any, of the Non-Eligible Vehicle Amount (excluding from the calculation thereof, to the extent that an Event of Bankruptcy has occurred with respect to any of Ford, Nissan, GM, Kia, Chrysler, Toyota and Honda, the Net Book Value of the HVF Vehicles (other than Non-Program Vehicles manufactured by any such Manufacturer as of the date of the occurrence of such Event of Bankruptcy) manufactured by each such Manufacturer for which an Event of Bankruptcy has occurred and any amounts related to such HVF Vehicles due from such Manufacturer) over the Series 2005-2 Maximum Non-Eligible Vehicle Amount as of such immediately preceding Business Day, (2) the excess, if any, of the Hyundai Amount over the Series 2005-2 Maximum Hyundai Amount as of such immediately preceding Business Day, (3) the excess, if any, of the Jaguar Amount over the Series 2005-2 Maximum Jaguar Amount as of such immediately preceding Business Day, (4) the excess, if any, of the Kia Amount over the Series 2005-2 Maximum Kia Amount as of such immediately preceding Business Day, (5) the excess, if any, of the Land Rover Amount over the Series 2005-2 Maximum Land Rover Amount as of such immediately preceding Business Day, (6) the excess, if any, of the Mazda Amount over the Series 2005-2 Maximum Mazda Amount as of such immediately preceding Business Day, (7) the excess, if any, of the Mitsubishi Amount over the Series 2005-2 Maximum Mitsubishi Amount as of such immediately preceding Business Day, (8) the excess, if any, of the Subaru Amount over the Series 2005-2 Maximum Subaru Amount as of such immediately preceding Business Day, (9) the excess, if any, of the Suzuki Amount over the Series 2005-2 Maximum Suzuki Amount as of such immediately preceding Business Day, (10) the excess, if any, of the Non-Eligible Manufacturer Amount over the Series 2005-2 Maximum Non-Eligible Manufacturer Amount as of such immediately preceding Business Day, (11) the excess, if any, of the Manufacturer Non-Eligible Vehicle Amount with respect to any Manufacturer (excluding from the calculation thereof, to the extent that an Event of Bankruptcy has occurred with respect to any of Ford, Nissan, GM, Kia, Chrysler, Toyota and Honda, the Net Book Value of the HVF Vehicles (other than Non-Program Vehicles manufactured by any such Manufacturer as of the date of the occurrence of such Event of Bankruptcy) manufactured by each such Manufacturer for which an Event of Bankruptcy has occurred and any amounts related to such HVF Vehicles due from such Manufacturer) over the Series 2005-2 Maximum Manufacturer Non-Eligible Vehicle Amount as of such immediately preceding Business Day, (12) the excess, if any, of the Audi Amount over the Series 2005-2 Maximum Audi Amount as of such immediately preceding Business Day, (13) the excess, if any of the BMW Amount over the Series 2005-2 Maximum BMW Amount as of such immediately preceding Business Day, (14) the excess, if any of the Lexus Amount over the Series 2005-2 Maximum Lexus Amount as of such immediately preceding Business Day, (15) the excess, if any of the Mercedes Amount over the Series 2005-2 Maximum Mercedes Amount as of such immediately preceding Business Day, (16) the excess, if any of the Aggregate BMW/Lexus/Mercedes/Audi Amount over the Series 2005-2 Maximum Aggregate BMW/Lexus/Mercedes/Audi Amount as of such immediately preceding Business Day, (17) the excess, if any of the HVF Service Vehicle Amount over the Series 2005-2 Maximum HVF Service Vehicle Amount as of such immediately preceding Business Day, (18) the excess, if any of the Ford Amount over the Series 2005-2 Maximum Ford Amount as of such immediately preceding Business Day, (19) the excess, if any of the Honda Amount over the Series 2005-2 Maximum Honda Amount as of such immediately preceding Business Day, (20) the excess, if any of the GM Amount over the Series 2005-2 Maximum GM Amount as of such immediately preceding Business Day, (21) the excess if any of the Chrysler Amount over the Series 2005-2 Maximum Chrysler Amount as of such immediately preceding Business Day, (22) the excess if any of the Nissan Amount over the Series 2005-2 Nissan Amount as of such immediately preceding Business Day, (23) the excess, if any of the Toyota Amount over the Series 2005-2 Maximum Toyota Amount as of such immediately preceding Business Day, (24) the excess, if any of the Volkswagen Amount over the Series 2005-2 Maximum Volkswagen Amount as of such immediately preceding Business Day, (25) the excess, if any of the Aggregate Kia/Subaru/Hyundai Amount over the Series 2005-2 Maximum Aggregate Kia/Subaru/Hyundai Amount as of such immediately preceding Business Day, (26) the excess, if any of the Volvo Amount over the Series 2005-2 Maximum Volvo Amount as of such immediately preceding Business Day and (27) the excess, if any of the Aggregate Kia/Hyundai Amount over the Series 2005-2 Maximum Aggregate Kia/Hyundai Amount.  The Manufacturer Non-Eligible Vehicle Amounts with respect to Ford, Volvo, Jaguar and Land Rover shall be calculated on an aggregate basis so that they will be considered as one Manufacturer for the purpose of the calculation of the Series 2005-2 Maximum Manufacturer Non-Eligible Vehicle Amount for so long as each of Volvo, Jaguar and Land Rover is an Affiliate of Ford.”

(x) The definition of “Series 2005-2 Maximum Manufacturer Non-Eligible Vehicle Amount” shall be deleted in its entirety and replaced with the following:

“‘Series 2005-2 Maximum Manufacturer Non-Eligible Vehicle Amount means, as of any day, (x) with respect to Toyota, an amount equal to 50% of the Non-Eligible Vehicle Amount and (y) with respect to any other Manufacturer, an amount equal to 40% of the Non-Eligible Vehicle Amount”

(xi) The number “6%” shall be deleted from the definition of “Series 2005-2 Maximum Aggregate BMW/Lexus/Mercedes/Audi Amount” and shall be replaced with the number “12%”.

(xii) The number “3%” shall be deleted from the definition of “Series 2005-2 Maximum Audi Amount” and shall be replaced with the number “5%”.

(xiii) The number “10%” shall be deleted from the definition of “Series 2005-2 Maximum Kia Amount” and shall be replaced with the number “15%”.

(xiv) The number “3%” shall be deleted from the definition of “Series 2005-2 Maximum Lexus Amount” and shall be replaced with the number “5%”.

(xv) The number “3%” shall be deleted from the definition of “Series 2005-2 Maximum Mercedes Amount” and shall be replaced with the number “5%”.

(xvi) The number “3%” shall be deleted from the definition of “Series 2005-2 Maximum BMW Amount” and shall be replaced with the number “5%”.

(xvii) The definition of “Rating Agencies” shall be deleted in its entirety and replaced with the following:

“Rating Agencies’ means, with respect to the Series 2005-2 Notes, notwithstanding the proviso in the definition of “Rating Agency” in the Base Indenture, Standard & Poor’s and Moody’s and any other nationally recognized rating agency rating the Series 2005-2 Notes at the request of HVF.”

3.Amendments to Article VI.  The following shall be added as Section 6.19 of the Series 2005-2 Supplement:

“Section 6.19.  Additional Covenants.  HVF covenants and agrees that:

(a)       Amendments to Related Documents.  Except as contemplated by Section 3.2(a) of the Base Indenture or Section 12.1(a) of the Base Indenture, unless HVF shall have obtained the prior written consent of the Requisite Investors with respect to any amendment, modification, waiver, supplement, surrender or termination of, or any assignment by any other party to, a Related Document, HVF shall not amend, modify, waive, supplement, surrender or terminate, or consent to any assignment by any other party to, any Related

Document (other than (x) any Related Document relating solely to one or more Segregated Series and (y) any (i) Notes, (ii) Enhancement Agreement, (iii) Series-Specific Swap Agreement, (iv) underwriting agreement, note purchase agreement, purchase agreement or similar agreement, (v) Depository Agreement, (vi) premium letter, fee letter or similar agreement, or (vii) any document similar to the foregoing, in each case relating solely to any Series of Indenture Notes other than the Series 2005-2 Notes) without the prior written consent of the Required Noteholders.  Any such amendment, modification, waiver, supplement, surrender, assignment or termination made in violation of this Section 6.19(a) shall be void.

(b)       Purchase of Old GM and Old Chrysler Vehicles.  HVF shall not purchase any Vehicles manufactured by Old GM or Old Chrysler on or after the date of the Restatement Effective Date.

(c)       Waivers of Base Indenture Series and Supplement.  Prior to consenting to any waiver of the Base Indenture or the Series 2005-2 Supplement, the Insurer shall be entitled to request that any Rating Agency provide confirmation as to whether the Series 2005-2 Rating Agency Condition is satisfied with respect to such waiver.

(d)       Amendments to Series Supplement or Base Indenture.  Unless HVF shall have obtained the consent of (i) the Requisite Investors with respect to any amendment, modification or waiver to the Base Indenture pursuant to Section 12.2(a) of the Base Indenture which amendment, waiver or modification requires the consent of the Requisite Indenture Investors or (ii) the Required Noteholders with respect to any amendment, modification or waiver to the Base Indenture pursuant to Section 12.2(a) of the Base Indenture which amendment, waiver or modification affects only the Series 2005-2 Noteholders and, for the avoidance of doubt, does not affect the Noteholders of any other Series of Notes (as substantiated by an Officer’s Certificate of HVF to such effect), HVF shall not enter into any such amendment, modification or waiver to the Base Indenture without obtaining the consent of the Required Noteholders.  Prior to entering into any amendment, waiver or modification described in Sections 12.2(b)(i), (b)(ii), (b)(iii) or (b)(iv) of the Base Indenture that affects the Series 2005-2 Noteholders, HVF shall obtain the consent of the affected Noteholders.  Any such amendment, modification or waiver made in violation of this Section 6.19(d) shall be void.

(e)       Subordinated Notes.  Prior to issuing a subordinated Series of Notes (other than, for the avoidance of doubt, a subordinated class of Notes issued pursuant to a Series Supplement) which is fully subordinated to each Series of Notes Outstanding, HVF shall obtain the consent of the Required Noteholders.

4.Trustee Consent.  By agreeing, acknowledging and consenting to this Amendment, Ambac (as deemed holder of 100% of the Class A Notes relating to the Series 2005-2 Supplement) hereby consents to the Trustee entering into this Amendment.

5.Effectiveness.  This Amendment shall be effective upon its execution and delivery by each party hereto and the satisfaction or waiver of the Rating Agency Condition with respect to each Series of Notes Outstanding.

6.  Reference to and Effect on the Series 2005-2 Supplement; Ratification.

(a) Except as specifically amended above, the Series 2005-2 Supplement and Base Indenture are and shall continue to be in full force and effect and are hereby ratified and confirmed in all respects.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Series 2005-2 Supplement, or constitute a waiver of any provision of any other agreement.

(c) Upon the effectiveness hereof, each reference in the Series 2005-2 Supplement to “this Series Supplement”, “hereto”, “hereunder”, “hereof” or words of like import referring to the Series 2005-2 Supplement, and each reference in any other Related Document to “the Series 2005-2 Supplement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Series 2005-2 Supplement, shall mean and be a reference to the Series 2005-2 Supplement as amended hereby.

7.  Counterparts; Facsimile Signature.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.  Any signature page to this Amendment containing a manual signature may be delivered by facsimile transmission or other electronic communication device capable of transmitting or creating a printable written record, and when so delivered shall have the effect of delivery of an original manually signed signature page.

8.  Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

9.  Headings.  The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.

10.Third-Party Beneficiaries.   The Hertz Corporation shall be an express third-party beneficiary under this Amendment.

11.Severability.  The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.  Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

12.  Interpretation.  Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

IN WITNESS WHEREOF, HVF and the Trustee have caused this Amendment to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

HERTZ VEHICLE FINANCING LLC,

by	/s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Vice President & Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as successor to BNY MIDWEST TRUST COMPANY, as Trustee,

by	/s/ John D. Ask
Name: John D. Ask
Title: Senior Associate

AGREED, ACKNOWLEDGED AND CONSENTED:

AMBAC ASSURANCE CORPORATION,

by	/s/ Anthony Nocera
Name: Anthony Nocera
Title: First Vice President